Exhibit 5(e)

STRUCTURED CAPITAL STRATEGIES® SERIES ADV

Variable and Index Linked Deferred Annuity	Express Mail: AXA Equitable Retirement Service Solutions 500 Plaza Drive 6th Fl Secaucus, NJ 07094-3619	Regular Mail: AXA Equitable Retirement Service Solutions P.O. Box 1577 Secaucus, NJ 07096-1577 For Assistance, please call 800-338-3434 www.axa.com

PLEASE PRINT	AXA Advisors, LLC

1. Account Type	(Check one)	☐Non-Qualified	☐Traditional IRA	☐Roth IRA

		☐Qualified Plan Defined Contribution (DC)	☐Qualified Plan Defined Benefit (DB)

2. Contribution Information

Initial Contribution $ (Minimum: $25,000)

	☐Check or Wire	☐Direct Transfer (IRA or Roth IRA)	☐Rollover (IRA or Roth IRA)
Specify Method(s) of Payment:	☐1035 Exchange	☐CD or Mutual Fund (NQ)

3. Account Registration		(Must be a legal resident of U.S.)
A. Owner	(Check one)	☐Individual	☐Trust	☐Other Non-Natural Owner	☐Qualified Plan Trust (DC/DB)

☐UGMA/UTMA (State Child SSN )

☐Male ☐Female ☐Owner and annuitant are the same

Name
(First) (Middle Initial) (Last)

Taxpayer Identification No. (Please check one.) ☐SSN or ☐EIN or ☐ITIN

Date of Birth (MM/DD/YYYY) Daytime Phone #

US Primary Resident Address – (No P.O. Box) City State Zip Code

Email Address

PATRIOT Act Information

U.S. Citizen	☐Yes ☐No If yes, check one: ☐Valid Driver’s License ☐Passport ☐State Issued ID

If no, check either: ☐U.S. Visa or ☐Permanent Resident (Green Card) (Please complete U.S. Visa type below)

Identification/Passport # Exp. Date U.S. Visa Type (if applicable)

Your Employer’s Name Your Occupation

Mailing Address	(if different from Primary Resident Address)

Mailing Address – P.O. Box Accepted City State Zip Code

AXA Equitable Life Insurance Company

    Home Office: 1290 Avenue of the Americas, New York, NY 10104

	X03793_core	Cat. No. 152791
2014 SCS App 01 ADV	AXA Advisors	Page 1 of 7

B. Joint Owner	(Must be a legal resident of U.S.)

☐ Male ☐ Female

Name

(First) (Middle Initial) (Last)

Taxpayer Identification No. (Please check one.) ☐SSN or ☐ITIN

Date of Birth (MM/DD/YYYY)	Daytime Phone #

US Primary Resident Address – (No P.O. Box) City State ZIP Code

Email Address

Joint Owner Form of Identification (Please check one.) ☐Valid Driver’s License ☐Passport ☐State Issued ID

Identification Number Exp. Date (MM/DD/YYYY)

C. Annuitant	(If other than Owner.)[1]

☐ Male ☐ Female Date of Birth (MM/DD/YYYY) Daytime Phone #

Name

(First) (Middle Initial) (Last)

Taxpayer Identification Number (Please check one.) ☐SSN ☐ITIN

US Primary Residential Address only) – (No P.O. Box) City State ZIP Code

[1]Annuitant must complete the PATRIOT Act Information section if the owner is NOT an individual.

D. Joint Annuitant

• For NQ 1035 Exchange Contracts that are Joint Annuitants who are spouses.

      ☐  Male    ☐  Female                Date of Birth (MM/DD/YYYY)                                        Daytime Phone #

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐SSN ☐ITIN

US Primary Residential Address only – (No P.O. Box) City State ZIP Code

4. Beneficiary(ies)	(Please use Special Instructions for Additional Beneficiaries.)

Please enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.
A.Primary
1. %

Primary Beneficiary Name	Relationship to Owner[1]

☐SSN ☐EIN ☐ITIN
Date of Birth (MM/DD/YYYY)

	Address	Phone #
2.	%
	Primary Beneficiary Name	Relationship to Owner[1]
☐SSN ☐EIN ☐ITIN
Date of Birth (MM/DD/YYYY)

	Address	Phone #

[1] Please enter the relationship to the annuitant when the Owner is not an Individual.

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4. Beneficiary(ies) (cont’d)	(Please use Special Instructions for Additional Beneficiaries.)

Please enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.
B. Contingent
1.	%
	Contingent Beneficiary Name	Relationship to Owner[1]
☐SSN ☐EIN ☐ITIN
Date of Birth (MM/DD/YYYY)

	Address	Phone #
2.	%
	Contingent Beneficiary Name	Relationship to Owner[1]
☐SSN ☐EIN ☐ITIN
Date of Birth (MM/DD/YYYY)

	Address	Phone #
[1] Please enter the relationship to the annuitant when the Owner is not an Individual.

5. Dollar Cap Averaging (DCA)	Optional

Check box for one time period. ☐3 months ☐6 months
By checking one of the two boxes above, I acknowledge that:
•	100% of the initial contribution will be allocated to the Dollar Cap Averaging Account.
•	Performance Cap Thresholds are not permitted while invested in a Dollar Cap Averaging program.
•	You must complete either Section 6A or Section 6B below. Section 6C is not available if Dollar Cap Averaging is elected.
•

The Dollar Cap Averaging account invests in the EQ/Money Market fund. The funds will be systematically transferred from the Dollar Cap Averaging account into Segment Type Holding Accounts on the business day preceding the Segment Start Date.

•	The total maximum number of Segments that you can invest in at any time is 70. This means if you choose the 6 months Dollar Cap Averaging program, you can choose up to a maximum of 11 Segment Types.
•

If Dollar Cap Averaging is elected, the Full Opt-Out and Partial Opt-Out provisions are not available. If a Segment Type is suspended, all the funds that have been transferred from the Dollar Cap Averaging account to the holding account will remain in the holding account until the next start date on which the Segment is not suspended.

6. Investment Selection

•

You must allocate your initial contribution to ONE of the Protected Investment Option: Pre-Packaged Segments in Section 6A OR customize your allocations with the Protected Investment Option: Individual Segment Selection in Section 6B and/or the Variable Investment Options in Section 6C.

•	All future contributions will be allocated according to the percentages below unless indicated otherwise by you.
•

If you elected Dollar Cap Averaging in Section 5, your initial contribution will be allocated 100% to the Dollar Cap Averaging EQ/Money Market and the Dollar Cap Averaging transfers will be allocated according to your allocation instructions provided below.

6A. Protected Investment Option: Pre-Packaged Segments

•	If you elect a Protected Investment Option: Pre-Packaged Segment, you must allocate 100% of the contribution into ONE Package only and then skip to Section 7.
•	Performance Cap Thresholds are not permitted.
•	Any maturing amounts will be reallocated according to the percentages in the Package chosen unless you subsequently change them.
You may only select ONE package below.

☐ Package 1	☐ Package 2	☐ Package 3
65% - S&P 500 1 YR - 10% Buffer 30% - Russell 2000 1 YR - 10% Buffer 5% - MSCI EAFE 1 YR - 10% Buffer	45% - S&P 500 1 YR - 10% Buffer 40% - Russell 2000 1 YR - 10% Buffer 5% - NASDAQ 100 1 YR - 10% Buffer 10% - MSCI EAFE 1 YR - 10% Buffer	25% - S&P 500 1 YR - 10% Buffer 50% - Russell 2000 1 YR - 10% Buffer 10% - NASDAQ 100 1 YR - 10% Buffer 10% - MSCI EAFE 1 YR - 10% Buffer 5% - MSCI EM 1 YR - 10% Buffer

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6. Investment Selection (cont’d)

6B. Protected Investment Option: Individual Segment Selection

I.	If you elect any of the Segment Types listed below, once amounts are received, they will be first placed in a Segment Type Holding Account until your Segment (s) becomes available on the Segment Start Date. At that time, your funds will be allocated per your selection (s) below provided that all Segment Participation Requirements specified in the Certificate/Contract are met.
II.	Performance Cap Threshold: is the minimum rate you specify that a Performance Cap Rate has to be in order for amounts to be transferred from a Segment Type Holding Account into a Segment.

IF YOU ELECTED DCA IN SECTION 5 OR PROTECTED INVESTMENT OPTION: PRE-PACKAGED SEGMENTS IN SECTION 6A YOU MAY NOT ELECT A PERFORMANCE CAP THRESHOLD.

• If the Performance Cap Rate we set for the Segment is less than the Performance Cap Threshold you set, this will result in amounts not being transferred to an available Segment.
• Although not required, you have the ability to choose a Performance Cap Threshold for some or all individual Segment Type(s).

•   To choose your Performance Cap Threshold, please check the box below and complete the Performance Cap Threshold   Form (#145276 (5/13)). The completed form must be submitted along with this enrollment form/ application to our Processing   Center.

☐	I want to choose a Performance Cap Threshold and have included the required form.

III.	Please use whole percentages when completing the Contribution Allocation column. If you elected a Protected Investment Option: Pre-Packaged Segment in Section 6A, then skip to Section 7.

Segment Type	Contribution Allocation %	Segment Type	Contribution Allocation %

S&P 500 1 Year - 10% Buffer	%	Financial SPDR 1 Year - 10% Buffer	%
Russell 2000 1 Year - 10% Buffer	%	DJ US REIT 1 Year - 10% Buffer	%
NASDAQ 100 1 Year - 10% Buffer	%	Oil Index 1 Year - 10% Buffer	%
MSCI EAFE 1 Year - 10% Buffer	%	Gold Index 1 year - 10% Buffer	%
MSCI EM 1 Year - 10% Buffer	%

S&P 500 3 Year - 10% Buffer	%	Russell 2000 3 Year - 10% Buffer	%
S&P 500 3 Year - 20% Buffer	%	Russell 2000 3 Year - 20% Buffer	%

Choice Segments*
S&P 500 5 Year - 10% Buffer	%	Choice S&P 500 3 Yr - 10% Buffer	%
S&P 500 5 Year - 20% Buffer	%	Choice Russell 2000 3 Yr - 10% Buffer	%
S&P 500 5 Year - 30% Buffer	%
Russell 2000 5 Year - 10% Buffer	%
Russell 2000 5 Year - 20% Buffer	%
Russell 2000 5 Year - 30% Buffer	%	*Choice cost may apply, see Section 12

6C. Variable Investment Options	(Please use whole percentages)

EQ/Money Market %	EQ/Core Bond Index %	EQ/Equity 500 Index %

6D. Contribution Allocation Total

Protected Investment Option Total % È Variable Investment Options Total % = 100%

7. Broker Transfer Authority Disclosure

☐Yes. I have granted authority to each of my Financial Professional(s), which are listed below, to act as my agent and provide to AXA Equitable Investment Option transfer instructions in writing, by telephone or electronically, and I hereby authorize and direct AXA Equitable to act on such instructions. I understand and acknowledge that AXA Equitable (i) may rely in good faith on the stated identity of the person(s) placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as we receive written notification in our Processing Office that broker transfer authority has been terminated. Upon receipt of such notification, AXA Equitable will terminate the Financial Professional’s(s’), ability to provide transfer instructions on your behalf. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

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8. Current Insurance

1.	Do you have any other existing life insurance or annuities? ☐Yes ☐No
2.	Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued? ☐Yes ☐No

If answer to #2 is Yes, complete the following:

COMPANY	TYPE OF PLAN	YEAR ISSUE	CERTIFICATE/CONTRACT NO.
COMPANY	TYPE OF PLAN	YEAR ISSUE	CERTIFICATE/CONTRACT NO.
COMPANY	TYPE OF PLAN	YEAR ISSUE	CERTIFICATE/CONTRACT NO.

9. Fraud Warnings

Arkansas/Louisiana/New Mexico/Rhode Island/West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • Colorado/District of Columbia/Kentucky/Maine/Tennessee: WARNING: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. • Oklahoma: Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim containing any false, incomplete, or misleading information is guilty of a felony. • Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form/ application or files a claim containing a false or deceptive statement is guilty of insurance fraud. • All other states: Any person who knowingly and with the intent to defraud any insurance company or other person files a statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.

10. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 3, please complete the following:

Mailing Address — P.O. Box accepted	City	State	Zip Code

11. Electronic Delivery

☐ I authorize AXA Equitable to send all documents regarding my contract to me electronically. This means that my contract, contract endorsements, annuity statements, confirmation notices, privacy policy, prospectuses and all other notices regarding my contract will be sent to me electronically.

My email address is1:

This authorization will continue unless and until revoked and means that AXA Equitable will send an email or notice to me when documents are available on AXA Equitable’s website. Please logon to axa.com to update your email address, revoke your authorization for electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons.

To receive and view such documents electronically, I understand I must register (with a user name and password) for online account access with AXA Equitable. Upon issuance of your contract you will receive an email providing a temporary password and instructions to register for online account access. Through this online account you can view, download or save statements and other documents to your home computer. If the email provided is not a valid address, you will receive paper versions of your statements and other contract related documents. When you agree to do transactions electronically on axa.com, you agree to the disclosures, terms and requirements pertaining to electronic transactions set forth on the website.

[1]	Custodially owned contracts: please provide the annuitant’s email address. Other non-natural owners (such as trusts): please provide the email address of the authorized signatory.

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12. Signature and Acknowledgements

GENERAL DISCLOSURE. BY SIGNING BELOW, I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

•	Amounts I allocate to any of the Segment Types will first be allocated according to the Contribution Allocation percentages listed to the applicable Segment Type Holding Account. Amounts will be transferred from the Segment Type Holding Account to the applicable Segment on the next available Segment Start Date provided that the Performance Cap Rate we declare on the Segment Start Date is at least equal to any Performance Cap Threshold I specified and all other Segment Participation Requirements specified in the Certificate/Contract are met.

•	If the Performance Cap Rate AXA Equitable sets on a given Segment Start Date is less than the Performance Cap Threshold that I specify, any account value I have in the applicable Segment Type Holding Account will not be transferred into that Segment. If I do not indicate a Performance Cap Threshold, then funds will transfer into a new Segment on all available Segment Start Dates, provided the Segment Participation Requirement specified in the Certificate/Contract are met.

•	Each Segment in the Protected Investment Option provides a rate of return tied to the performance of specified index or exchange traded fund. The Segments are not index funds and do not invest in underlying mutual funds that hold investments tracked by a specified index.

•	For all Choice Segments, the Choice cost will reduce the Segment Maturity Value when the Index Performance Rate is positive. This means that the return reflected in your Segment Maturity Value for a Choice Segment will be less than the Performance Cap Rate even if the Index Performance Rate is equal to or greater than the Performance Cap Rate. In effect, after the Index Performance Rate is determined, it will always be reduced by the Choice cost. If the Index Performance Rate is (i) positive but less than the Choice cost, (ii) zero, or (iii) negative but less than or equal to the Segment Buffer, your Segment Maturity Value will be equal to your initial investment. Please see your prospectus for more information.

•	Account value(s) attributable to allocations to the investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.

•	The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that apply to the Certificate/Contract.

•	In the case of IRAs and Qualified Plans, by signing this enrollment form/application I acknowledge that I am buying the Certificate/Contract for its features and benefits other than tax deferral. IRAs and Qualified Plans derive tax deferral from the Internal Revenue Code and therefore the tax deferral feature of the Certificate/Contract does not provide additional benefits.

•	Under penalty of perjury, I certify that all the Taxpayer Identification Numbers in Sections 3 and 4 are correct.

•	All information and statements furnished in this enrollment form/application are true and complete to the best of my knowledge and belief.

•	AXA Equitable may accept amendments to this enrollment form/application provided by me or under my authority.

•	No financial professional has the authority to make or modify any Certificate/Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable’s rights and regulations. AXA Equitable must agree to any change made to the Certificate/Contract, or to the age at issue, in writing signed by an officer of the company.

•	Structured Capital Strategies® is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to such product or any index on which such product is based. The prospectus contains a more detailed description of the limited relationship that MSCI has with AXA Equitable and any related products.

•	The S&P 500® Price Return Index and the Dow Jones US Real Estate Index (the “Indexes”) are products of S&P Dow Jones Indices LLC (“SPDJI”), and have been licensed for use by AXA Equitable. The Structured Capital Strategies® contract is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Structured Capital Strategies® contract.

Prospectus Information: I acknowledge that I have received the most current prospectus and supplements, for the Structured Capital Strategies®. After reviewing my financial information and goals with my Financial Professional, I believe that this Certificate/Contract will meet my financial goals.

CONSENT FOR DELIVERY OF INITIAL PROSPECTUS ON CD-ROM

☐ Yes. By checking this box and signing the enrollment form/application below, I acknowledge that I received the initial prospectus on computer readable compact disk ‘‘CD’’, and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 877-899-3743, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable’s Electronic Delivery Service.

CONTRACT STATE:

We will issue and deliver a contract to you based upon your state of primary residence. If you sign the enrollment form/application in a state other than your primary residence state:

I certify that either: ☐ I have a second residence where the enrollment form/application was signed (the state of sale) or ☐ I work or maintain a business in the state where the enrollment form/application was signed (the state of sale). (Please check one)

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12. Signature and Acknowledgements (cont’d)

When you sign this enrollment form/application, you are agreeing to the elections that you have made in this enrollment form/application and acknowledge that you have read and understand the information.

X
Owner Signature	City,	State	Date (MM/DD/YYYY)

X
Joint Owner Signature	City,	State	Date (MM/DD/YYYY)

X
Annuitant’s Signature (if other than Owner)	City,	State	Date (MM/DD/YYYY)

X
Joint Annuitant’s Signature (if other than Owner)	City,	State	Date (MM/DD/YYYY)

13. Financial Professional Information

A.	Does the Proposed Owner have any existing life insurance or annuity contracts? ☐ Yes ☐ No
B.	Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction, assuming the certificate/contract applied for will be issued on the life of the Owner? ☐ Yes ☐ No
C.	Did you (i) verify the identity by reviewing the driver’s license/passport of the Owner, (ii) inquire about the source of the customer’s assets and income and (iii) confirm that the Proposed Owner is not (nor family member of or associates with) a foreign military, government or political official? ☐ Yes ☐ No
D.	Is the Proposed Owner currently an Active Duty* Member of the Armed Forces? ☐ Yes ☐ No
(If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).

* Active Duty means full-time duty in active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. It does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X		E	L	A	S
Primary Financial Professional Signature	Social Security Number	Agent Code

%
Print Name		Phone Number

Client Account Number	Email Address	Agent Location

X
Financial Professional Signature	Social Security Number	Agent Code

%
Print Name		Phone Number

X
Financial Professional Signature	Social Security Number	Agent Code

%
Print Name		Phone Number

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